SELLLNG DEALER AGREEMENT

We at Fidelity Distributors Corporation invite you, Nationwide Investment Services Corporation, to distribute shares of the mutual funds, or the separate series or classes of the mutual funds, listed on Schedule A attached to this Agreement (the “Portfolios”). We may periodically change the list of Portfolios by giving you written notice of the change. We are the Portfolios’ principal underwriter and, as agent for the Portfolios, we offer to sell Portfolio shares to you on the following terms:

1. Certain Defined Terms: As used in this Agreement, the term “Prospectus” means the applicable Portfolio’s prospectus and related statement of additional information, whether in paper format or electronic format, included in the Portfolio’s then currently effective registration statement (or post-effective amendment thereto), and any information that we or the Portfolio may issue to you as a supplement to such prospectus or statement of additional information (a “sticker”), all as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933.

2. Purchases of Portfolio Shares for Sale to Customers: (a) In offering and selling Portfolio shares to your customers, you agree to act as dealer for your own account; you are not authorized to act as agent for us or for any Portfolio.

(b) You agree to offer and sell Portfolio shares to your customers only at the applicable public offering price in accordance with the Prospectus. If your customer qualifies for a reduced sales charge pursuant to a special purchase plan (for example, a quantity discount, letter of intent, or right of accumulation) as described in the Prospectus, you agree to offer and sell Portfolio shares to your customer at the applicable reduced sales charge_ You agree to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares, a copy of the then current prospectus (including any stickers thereto), unless such prospectus has already been delivered to the customer, and to each customer who so requests, a copy of the then current statement of additional information (including any stickers thereto).

(c) You agree to purchase Portfolio shares from us only to cover purchase orders that you have already received from your customers, or for your own investment. You also agree not to purchase any Portfolio shares from your customers at a price lower than the applicable redemption price, determined in the manner described in the Prospectus. You will not withhold placing customers’ orders so as to profit yourself as a result of such withholding (for example, by a change in a Portfolio’s net asset value from that used in determining the offering price to your customers).

(d) We will accept your purchase orders only at the public offering price applicable to each order, as determined in accordance with the Prospectus. We will not accept from you a conditional order for Portfolio shares. All orders are subject to acceptance or rejection by us in our sole discretion. We may, without notice, suspend sales or withdraw the offering of Portfolio shares, or make a limited offering of Portfolio shares-

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(e) The placing of orders with us will be governed by instructions that we will periodically issue to you. You must pay for Portfolio shares in New York or Boston clearing house funds or in federal funds in accordance with such instructions, and we must receive your payment on. or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934 (the “1934 Act”). If we do not receive your payment on or before such settlement date, we may, without notice, cancel the sale, or, at our option, sell the shares that you ordered back to the issuing Portfolio, and we may hold you responsible for any loss suffered by us or the issuing Portfolio as a result of your failure to make payment as required.

(f) You agree to comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You agree to offer and sell Portfolio shares only in states where you may legally offer and sell such Portfolio’s shares. You will not offer shares of any Portfolio for sale unless such shares are registered for sale under the applicable state and federal laws and the rules and regulations thereunder.

. (g) Certificates evidencing Portfolio shares are not available; any transaction in Portfolio shares will be effected and evidenced by book-entry on the records maintained by Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”). A confirmation statement evidencing transactions in Portfolio shares will be transmitted to you.

(h) You may designate FIIOC to execute your customers’ transactions in Portfolio shares in accordance with the terms of any account, program, plan, or service established or used by your customers, and to confirm each transaction to your customers on your behalf. At the time of the transaction, you guarantee the legal capacity of your customers and any co-owners of such shares so transacting in such shares.

3. Your Compensation: (a) Your concession, if any, on your sales of Portfolio shares will be as provided in. the Prospectus or in the applicable schedule of concessions issued by us and in effect at the time of our sale to you. Upon written notice to you, we or any Portfolio may change or discontinue any schedule of concessions, or issue a new schedule.

(b) If a Portfolio has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a ‘Plan”), we may make distribution payments or service payments to you under the Plan. If a Portfolio does not have a currently effective Plan, we or Fidelity Management & Research Company may make distribution payments or service payments to you from our own funds. Any distribution payments or service payments will be made in the amount and manner set forth in the Prospectus or in the applicable schedule of distribution payments or service payments issued by us and then in effect. Upon written notice to you, we or any Portfolio may change or discontinue any schedule of distribution payments or service payments, or issue a new schedule. A schedule of distribution payments or service payments will be in effect with respect to a Portfolio that has a Plan only so long as that Portfolio’s Plan remains in effect.

(c) After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, any concessions, distribution payments, or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Portfolio by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment, or service payment, you will remit such overpayment

(d) If any Portfolio shares sold to you by us under the terms of this Agreement are redeemed by the issuing Portfolio or tendered for redemption by the customer within seven (7) business days after the date of our confirmation of your original purchase order for such tyres, you agree (i) to refund promptly to us the full amount of any concession, distribution payment, or service payment allowed or paid to you on such shares, and (ii) if not yet allowed or paid to you, to forfeit the right to receive any concession, distribution payment, or service payment allowable or payable to you on such shares. We will notify you of any such redemption within ten (10) days after the date of the redemption.

4. Certain Types of Accounts:. (a) You may instruct FL1OC to register purchased shares in your name and account as nominee for your customers. If you hold Portfolio shares as nominee for your customers, all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to you, and ail confirmations and other communications to shareholders will be transmitted to you. You will be responsible for forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whose account you hold any Portfolio shares as nominee. However, we or FIIOC on behalf of itself or the Portfolios will be responsible for the costs associated with your forwarding such printed material, confirmations, and communications. You will be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you hold any Portfolio shares as nominee.

(b) With respect to accounts other than those accounts referred to in paragraph 4(a) above, you agree to provide us with all information (including certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

(c) Accounts opened or maintained pursuant to the NETWORKING system of the National Securities Clearing Corporation (“NSCC”) will be governed by applicable NSCC rules and procedures and any agreement or other arrangement with us relating to NETWORKING.

(d) If you hold Portfolio shares in an omnibus account for two or more customers, you will be responsible for determining, in accordance with the Prospectus, whether, and the extent to which, a CDSC is applicable to a purchase of Portfolio shares from such a customer, and you agree to transmit immediately to us any CDSC to which such purchase was subject. You hereby represent that if you hold Portfolio shares subject to a CDSC, you have the capability to track and account for such charge, and we reserve the right, at our discretion, to verify that capability by inspecting your tracking and accounting system or otherwise.

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5. Status as Registered Broker/Dealer: (a) Each party to this Agreement represents to the other party that (i) it is registered as a broker/dealer under the 1934 Act, (ii) it is qualified to act as a broker/dealer in the states where it transacts business, and (iii) it is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”). Each party agrees to maintain its broker/dealer registration and qualifications and its NASD membership in good standing throughout the term of this Agreement. Each party agrees to abide by all of the NASD’s rules and regulations, including the NASD’s Conduct Rules — in particular, Section 2830 of such Rules, which section is deemed a part of and is incorporated by reference in this Agreement. This Agreement will terminate automatically without notice in the event that either party’s NASD membership is terminated.

(b) Nothing in this Agreement shall cause you to be our partner, employee, or agent, or give you any authority to act for us or for any Portfolio. Neither we nor any Portfolio shall be liable for any of your acts or obligations as a dealer under this Agreement.

6. ,Information Relating to the Portfolios: (a) No person is authorized to make any representations concerning shares of a Portfolio other than those contained in the Portfolio’s Prospectus. In buying Portfolio shares from us under this Agreement, you will rely only on the representations contained in the Prospectus_ Upon your request, we will furnish you with a reasonable number of copies of the Portfolios’ current prospectuses or statements of additional information or both (including any stickers thereto).

(b) Any printed or electronic information that we furnish you (other than the Portfolios’ Prospectuses and periodic reports) is our sole responsibility and not the responsibility of the respective Portfolios. You agree that the Portfolios will have no liability or responsibility to you with respect to any such printed or electronic information. We or the respective Portfolio will bear the expense of qualifying its shares under the state securities laws.

(c) You may not use any sales literature or advertising material (including material disseminated through radio, television, or other electronic media) concerning Portfolio shares, other than the printed or electronic information referred to in paragraph 6(b) aboVe, iii connection with the offer or sale of Portfolio shares without obtaining our prior written approval. You may not distribute or make available to investors any information that we furnish you marked “FOR DEALER USE. ONLY” or that otherwise indicates that it is confidential or not intended to be distributed to investors.

7. Indemnification: (a) We will indemnify and hold you harmless from any claim, demand., loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of us, our agents and employees, in carrying out our obligations under this Agreement. Such indemnification wilt survive the termination of this Agreement_

(b) You will indemnify and hold us harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of you, your agents and employees, in carrying out your obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

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8. Customer Lists: We hereby agree that we shall not use any list of your customers which may be obtained in connection with this Agreement for the purpose of solicitation of any product or service without your express written consent. However, nothing in this paragraph or otherwise shall be deemed to prohibit or restrict us or our affiliates in any way from solicitations of any product or service directed at, without limitation, the general public, any segment thereof, or any specific individual, provided such solicitation is not based upon such list

9. Duration of Agreement: This Agreement, with respect to any Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for _ successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of a Portfolio’s Trustees who are not interested, persons of the Portfolio (as defined in the Investment Company Act of 1940 (the “1940 Act”)), or a majority of the outstanding shares of the Portfolio, vote to terminate or not to continue the Plan. This Agreement, other than with respect to a Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

10. Amendment and Termination of Agreement: (a) We may amend any provision of this Agreement by giving you written notice of the amendment. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty (30) days’ written notice of its intention to terminate. This Agreement will terminate automatically in the event of its assignment (as defined in the I940 Act).

(b) In the event that (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against you; (ii) you file a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against you seeking such relief; or (iii) you are found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule or regulation arising out of your activities as a broker/dealer or in connection with this Agreement, this Agreement will terminate effective immediately upon our giving notice of termination to you. You agree to notify us promptly and to immediately suspend sales of Portfolio shares in the event of any such filing or violation, or in the event that you cease to be a member in good standing of the NASD.

(c) Your or our failure to terminate this Agreement for a particular cause will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause. The termination of this Agreement with respect to any one Portfolio will not cause its termination with respect to any other Portfolio.

11. Arbitration: In the event of a dispute, such dispute will be settled by arbitration before arbitrators sitting in Boston, Massachusetts in accordance with the NASD’s Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators will act by majority decision and their award may allocate attorneys’ fees and arbitration costs between us. Their award will be final and binding between us, and such award may be entered as a judgment in any court of competent jurisdiction.

12. Notices: All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile machine or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 82 Devonshire Street, Mail Zone H6C, Boston, Massachusetts 02109, Attn: Broker Dealer Services Group. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph 12.

13. Miscellaneous: This Agreement, as it may be amended from time to time, shall become effective as of the date set forth below. This Agreement is to be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement supersedes and cancels any prior agreement between. us, whether oral or written, relating to the sale of shares of the Portfolios or any other subject covered by this Agreement. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect.

Very truly yours,

Dated: January 2, 1997	FIDELITY DISTRIBUTORS
CORPORATION

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Schedule A to the Selling Dealer Agreement

(effective on or about September 3,1096)

Fidelity Advisor Funds™ are Class T, Class A and Class B shares (if available) of the following funds`:

Fidelity Advisor Overseas Fund

Fidelity Advisor Mid Cap Fund

Fidelity Advisor Equity Growth Fund

(formerly Fidelity Advisor Equity Portfolio Growth)

Fidelity Advisor Growth Opportunities Fund

Fidelity Advisor Strategic Opportunities Fund

Fidelity Advisor Large Cap Fund

Fidelity Advisor Equity Income Fund

Fidelity Advisor Income & Growth Fund

Fidelity Advisor Emerging-Markets Income Fund

Fidelity Advisor High Yield Fund

Fidelity Advisor Strategic Income Fund

Fidelity Advisor Government Investment Fund

Fidelity Advisor Intermediate Bond Fund

(formerly Fidelity Advisor Limited Tam Bond Fund)

Fidelity Advisor Short Fixed-Income Fund

Fidelity Advisor High Income Municipal Fund

Fidelity Advisor Intermediate Municipal Income Fund

(formerly Fidelity Advisor Limited Tam Tax-Exempt Fund)

Fidelity Advisor Short-Intermediate Municipal Income Fund

(formerly Fidelity Advisor Short-Intermediate Tax-Exempt Fund)

Fidelity Advisor California Municipal Income Fund

Fidelity Advisor New York Municipal Income Fund

(formerly Fidelity Advisor New York Tax-Free Fund)

Fidelity Advisor Municipal Bond Fund’

Fidelity Advisor Focus Funds are Class T and Class A shares of the following funds`:

Fidelity Advisor Consumer Industries Fund

Fidelity Advisor Cyclical Industries Fund

Fidelity Advisor Financial Services Fund

Fidelity Advisor Health Care Fund

Fidelity Advisor Natural Resources Fund’

(formerly Fidelity Advisor Global Resources Fund)

Fidelity Advisor Technology Fund Fidelity Advisor Utilities Growth Fund

Money Fungi are:

Daily Money Fund: U.S. Treasury Portfolio (initial Class Shares;

Daily Money Fund: Money Market Portfolio (Initial Class Shares)

Daily Tax-Exempt Money Fund

+	Each Fidelity Advisor Fund and each Fidelity Advisor Focus Fund also offers Institutional Class shares.

K	Class B shares are not available.

Class A shares are not available for Fidelity Advisor Municipal Bond Fund.

2	Class B shares are available for Fidelity Advisor Natural Resources Fund.

3	Daily Money Fund: U.S. Treasury Portfolio Class B shares are currently available by exchange only.

October 6, 2005

ENV:002860

NATIONWIDE INVESTMENT SERVICES

ONE NATIONWIDE PLAZA

01/07/2011

COLUMBUS OH

43216

Dear Valued Client:

There recently has been a change to the list of portfolios available for sale under certain executed agreements. Our records indicate that your firm holds one or more of these agreements. which include the following:

• Selling Dealer Agreement — Advisor Funds	New Schedule for Selling
• Selling Dealer Agreement for Bank-Related Transactions	Dealer Agreement dated
• Bank Agency Agreement	Jan 2, 1997
• Agency Trading Agreement

Due to this recent change. we ask that you would replace the existing Schedule A, corresponding to die applicable agreement, which the enclosed Schedule A dated September 2005,

Please note: If your original contract(s) or any amendments to the contract(s) specify limitations or changes to your eligible fund list. you will not need to replace the existing Schedule A of the applicable agreement(s) with the enclosed Schedule A.

In addition, please send any required notices as provided in each of the agreements listed above to the following address:

Fidelity Distributors Corporation

100 Salem Street, 02N

Smithfield. RI 02917

Attn: Contract Risk Management

If you have any questions, please contact a Fidelity representative by calling 800-522-7297. Monday through Friday. between 8:30 a,m. and 7:00 p.m, ET,

As always. we appreciate your business and look forward to your continued support.

Sincerely. Fidelity Investments Risk Management Contract Administration FlISCR/thifmr.com Fax: 401-292-1005
3976(12

For broker dealer use only, Not for distribution to the public as sales material in oral or written bum_

Fidelity investments	100 Salem Street
institutional Services Company, Inc.	Smithfield, RI 02917

Schedule A

Fidelity Advisor Funds”’                                                                                                       Classes Available

Fidelity Advisor Aggressive Growth Fund	A, B, C, T, I
Fidelity Advisor Asset Allocation Fund	A, B, C, T, I
Fidelity Advisor Balanced Fund	A, B, C, T, I
Fidelity Advisor Biotechnology Fund	A, B, C, T, I
Fidelity Advisor CA Municipal Income Fund	A, B, C, T, I
Fidelity Advisor Consumer Industries Fund	A, B, C, T, I
Fidelity Advisor Cyclical Industries Fund	A, B, C, T, I
Fidelity Advisor Destiny I	A, B, C, T, I
Fidelity Advisor Destiny ll	A, B, C, T, I
Fidelity Advisor Developing Communications Fund	A, B, C, T, I
Fidelity Advisor Diversified International Fund	A, B, C, T, I
Fidelity Advisor Dividend Growth Fund	A, B, C, T, I
Fidelity Advisor Dynamic Capital Appreciation Fund	A, B, C, T, I
Fidelity Advisor Electronics Fund	A, B, C, T, I
Fidelity Advisor Emerging Asia Fund	A, B, C, T, I
Fidelity Advisor Emerging Markets Income Fund	A, B, C, T, I
Fidelity Advisor Equity Growth Fund	A, B, C, T, I
Fidelity Advisor Equity Income Fund	A, B, C, T, I
Fidelity Advisor Equity Value Fund	A, B, C, T, I
Fidelity Advisor Europe Capital Appreciation Fund	A, B, C, T, I
Fidelity Advisor Fifty Fund	A, B, C, T, I
Fidelity Advisor Financial Services Fund	A, B, C, T, I
Fidelity Advisor Floating Rate High Income Fund	A, B, C, T, I
Fidelity Advisor Freedom 2005 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2010 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2015 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2020 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2025 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2030 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2035 Fund	A, B, C, T, I
Fidelity Advisor Freedom 2040 Fund	A, B, C, T, I
Fidelity Advisor Freedom Income Fund	A, B, C, T, I
Fidelity Advisor Global Equity Fund	A, B, C, T, I
Fidelity Advisor Government Investment Fund	A, B, C, T, I
Fidelity Advisor Growth & Income Fund	A, B, C, T, I
Fidelity Advisor Growth Opportunities Fund	A, B, C, T, I
Fidelity Advisor Health Care Fund	A, B, C, T, I
Fidelity Advisor High Income Advantage Fund	A, B, C, T, I
Fidelity Advisor High Income Fund	A, B, C, T, I
Fidelity Advisor Inflation Protected Bond Fund	A, B, C, T, I
Fidelity Advisor Intermediate Bond Fund	A, B, C, T, I
Fidelity Advisor International Capital Appreciation Fund	A, B, C, T, I

Fidelity Investments	100 Salem Street
Institutional Services Company, Inc.	Smithfield, RI 02917	IGEN-SCH,V100

Fidelity Advisor International Discovery Fund	A, B, C, T, I
Fidelity Advisor International Small Cap Opportunities Fund	A, B, C, T, I
Fidelity Advisor Investment Grade Bond Fund	A, B, C, T, I
Fidelity Advisor Japan Fund	A, B, C, T, I
Fidelity Advisor Korea Fund	A, B, C, T, I
Fidelity Advisor Large Cap Fund	A, B, C, T, I
Fidelity Advisor Latin America Fund	A, B, C, T, I
Fidelity Advisor Leveraged Company Stock Fund	A, B, C, T, I
Fidelity Advisor Mid Cap Fund	A, B, C, T, I
Fidelity Advisor Mid Cap II Fund	A, B, C, T, I
Fidelity Advisor Mortgage Securities Fund	A, B, C, T, I
Fidelity Advisor Municipal Income Fund	A, B, C, T, I
Fidelity Advisor Natural Resources Fund	A, B, C, T, I
Fidelity Advisor New Insights Fund	A, B, C, T, I
Fidelity Advisor NY Municipal Income Fund	A, B, C, T, I
Fidelity Advisor Overseas Fund	A, B, C, T, I
Fidelity Advisor Real Estate Fund	A, B, C, T, I
Fidelity Advisor Short Fixed-Income Fund	A, B, C, T, I
Fidelity Advisor Short-Intermediate Municipal Income Fund	A, B, C, T, I
Fidelity Advisor Small Cap Fund	A, B, C, T, I
Fidelity Advisor Small Cap Growth Fund	A, B, C, T, I
Fidelity Advisor Small Cap Value Fund	A, B, C, T, I
Fidelity Advisor Strategic Dividend	A, B, C, T, I
Fidelity Advisor Strategic Growth Fund	A, B, C, T I
Fidelity Advisor Strategic Income Fund	A, B, C, T, I
Fidelity Advisor Strategic Real Return	A, B, C, T, I
Fidelity Advisor Tax Managed Stock Fund	A, B, C, T, I
Fidelity Advisor Technology Fund	A, B, C, T, I
Fidelity Advisor Telecommunications and Utilities Growth Fund	A, B, C, T, I
Fidelity Advisor Total Bond Fund	A, B, C, T, I
Fidelity Advisor Ultra-Short Bond Fund	A, B, C, T, I
Fidelity Advisor Value	A, B, C, T, I
Fidelity Advisor Value Leaders Fund	A, B, C, T, I
Fidelity Advisor Value Strategies Fund	A, B, C, T, I

Fidelity Investments	100 Salem Street
Institutional Services Company, Inc.	Smithfield, RI 02917	3 GEN-SCH-A.100

Advisor Charitable Gift Fund^

Fidelity Cash Management Funds

Prime Fund: Daily Money Class, Capital Reserves Class

Treasury Fund: Daily Money Class_ Capital Reserves Class, Advisor 13 Class. Advisor C

Class

Tax-Exempt Fund: Daily Money Class. Capital Reserves Class

Fidelity Institutional Money Market Funds (FIMM)

FIMM: Domestic—Class 1. IL III. Select Class

FIMM: Government—Class I. 11, IIL Select Class

FIMM: Money Market—Class I, II. Ill, Select Class

FIMM: Tax-Exempt—Class I, II, III. Select Class

FIMM: Treasury—Class I. IL 111. Select Class

FIMM: Treasury Only—Class 1, II. III_ Select Class

Fidelity Investments State Municipal Money Market Funds

Fidelity AZ Municipal Money Market Fund

Fidelity CA Municipal Money Market Fund

Fidelity CT Municipal Money Market Fund

Fidelity FL Municipal Money Market Fund

Fidelity MA Municipal Money Market Fund

Fidelity MI Municipal Money Market Fund

Fidelity NJ Municipal Money Market Fund

Fidelity NY Municipal Money Market Fund

Fidelity OH Municipal Money Market Fund

Fidelity PA Municipal Money Market Fund

Fidelity Retirement Government Money Market Portfolio’

“Where one of your representatives opens an account with the Advisor Charitable Gift Fund. the receipt of compensation by your firm for Portfolios underlying that account may result in tax issues. Therefore. notwithstanding any provision of the Agreement to the contrary. we will not pay you compensation for Portfolio shares held by the Fidelity Investments Charitable Gift Fund for accounts opened for the benefit of your representatives and their immediate families. You are responsible for identifying such accounts to us on the account application.

The Fidelity Charitable Gift Fund is a public charity and donor-advised Fund. Various Fidelity Investment companies provide investment management and administrative services to the Fund. The Advisor Charitable Gift Fund is not an investment product.. donations made to it are irrevocable contributions to a public charity.

Restricted to SIMPLE IRA plans where Fidelity Investments Institutional Services Company. Inc. has been appointed as the designated financial institution.

FOR BROKER/DEALER USE ONLY. Not FDIC Insured • Mav Lose Value

No Bank Guarantee

Fidelity Investments	100 Salem Street
Institutional Seevice3 Company, Inc.	Smithfield, RI 02417	3.0EN-SCH-A.100

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT

MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SCHEDULE TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

(the “Agreement”)

Pursuant to Section 3 of the Agreement, we will pay to you the following, and only the following, fees with respect to shares of the Portfolios sold under the Agreement:

(a) Concessions, if any, on sales of Portfolio shares as provided in Section 3(a) of the Agreement.

(b) Under the Portfolios’ Plans, and to the extent you provide services to your customers who hold shares of such Portfolios under the terms of the Plans, the following fees:

(i) For those of the Portfolios which have adopted a Plan providing for payments out of the assets of the Portfolios, such payments out of the assets of the Portfolios as are provided in the then current Prospectus(es) for the Portfolios in accordance with Section 3(b) of the Agreement.

(ii) In consideration of distribution and/or shareholder services rendered under the Plans, a one time payment in the amount of $[**] which payment shall be made prior to September 30, 2006.

All fees payable pursuant to this Schedule are subject to the terms and conditions set forth in the then current Prospectus(es) of the Portfolios, the Agreement and, in the case of fees paid pursuant to Paragraph (b) of this Schedule, the Plans.

Terms used in this Schedule and not defined herein are used with the meanings given them in the Agreement.

By:	/s/ Bill Loehning
Name:	Bill Loehning
Executive Vice President

Dated: 9/6/2006

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND

WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED

FIRST SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

This will supplement the SELLING DEALER AGREEMENT (the “Agreement”) between NATIONWIDE INVESTMENT SERVICES CORPORATION (“Broker-Dealer”) and FIDELITY DISTRIBUTORS CORPORATION (“FDC”) dated January 2, 1997, as amended. Terms used in this Supplement and not defined herein are used with the meanings given them in the Agreement. This Supplement is effective on January 1, 2007 and entirely amends and restates the First Supplement to Nationwide Im7estment Services Corporation Selling Dealer Agreement effective October 1, 2002. Except as expressly provided herein, all provisions of the Agreement remain in effect. With respect to the Agreement, the parties further agree that:

1. Fee. Pursuant to Section 3 of the Agreement, we will pay to you the following, and only the following, fees with respect to shares of the Portfolios sold under the Agreement:

(a) Fees, if any, on sales of Portfolio shares as provided in Section 3(a) of the Agreement.

(b) Under the Portfolios’ Plans, and to the extent you provide services to your customers who hold shares of such Portfolios under the terms of the Plans, the following fees:

(i)

For those of the Portfolios which have adopted a Plan providing for payments out of the assets of the Portfolios, such payments out of the assets of the Portfolios as are provided in the then current Prospectus(es) for the Portfolios in accordance with Section 3(b) of the Agreement.

(ii)

Following the end of ea ch calendar quarter, [**] (i.e., [**] bp annual rate) multiplied by Average Daily Wrap Program Assets for the subject quarter, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year; plus

(ln)

Following the end of each calendar quarter, [**] (i.e., [**] bp annual rate) multiplied by Average Daily Pension Assets for the subject quarter, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year; plus

(iv)

Following the end of each calendar quarter, upon receipt of an invoice as described in Paragraph 3 below, [**] (i.e., [**] bps annual rate) multiplied by the amount of Average Daily New Pension Assets for the subject quarter, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year.

For purposes of this Supplement, the following terms shall have the following meanings:

“Average Daily Wrap Program Assets” for any time period means the sum of the daily net assets invested under the Agreement in the Fidelity Advisor Fund Portfolios (“Advisor Funds”) on behalf of your clients participating in the Nationwide Best of America Advisory Services (Wrap) Program for each calendar day in such period divided by the number of calendar days in such period.

“Average Daily Pension Assets” for any time period means the sum of the daily net assets invested under the Agreement in (1) the Advisor Funds on behalf of your clients participating in the Nationwide Trust Company Retirement Program; and (2) Class A and Class T of the Fidelity Advisor High Income Advantage Fund (Vic/a Fidelity High Yield Fund) on behalf of the separate account(s) listed on Attachment 1, for each calendar day in such period divided by the number of calendar days in such period.

Beginning January 1, 2007, “Average Daily New Pension Assets” for any time period means the sum of the daily net assets invested under the Agreement in (1) the Advisor Funds on behalf of your clients participating in the Nationwide Trust Company Retirement Program; and (2) in Class A of the Advisor Funds on behalf of the separate account(s) listed on Attachment 1, for each calendar day in such period divided by the number of calendar days in such period.

(vi) In the event that the Agreement or this Supplement is terminated, for the calendar quarter in which such termination occurs, Average Daily Wrap Program Assets, Average Daily Pension Assets, and Average Daily New Pension Assets shall be calculated with respect to the calendar quarter through the date of termination (the “Stub Period”), and you shall receive a payment equal to:

•	[**] multiplied by Average Daily Wrap Program Assets for the Stub Period; plus

•	[**] multiplied by Average Daily Pension Assets for the Stub Period; plus

•	[**] multiplied by Average Daily New Pension Assets for the Stub Period;

multiplied, in each case, by the number of calendar days in the Stub Period and divided by the number of calendar days in the year in which termination occurs. Notwithstanding the foregoing, you shall be entitled to no fee with respect to the Stub Period in the event of a termination pursuant to Section 10(b) of the Agreement.

All fees payable pursuant to this Supplement are subject to the terms and conditions set forth in the then-current Prospectus(es) of the Portfolios, the Agreement and, in the case of fees paid pursuant to Paragraph (b) of this Supplement, the Plans.

2. Fidelity DART Dealer Code / Branches. Company shall purchase shares of the Advisor Funds for: (A) Average Daily Pension Assets and Average Daily New Pension Assets through Fidelity DART Dealer Code: 561 / Branch: Pensions; and (B) Average Daily Wrap Assets through Fidelity DART Dealer Code: 646 / Branch: Wrap. Company represents that it shall use said Fidelity DART Dealer Code and Branches solely for purchases of shares of the Advisor Funds for: (A) its clients participating in the Nationwide Trust Company Retirement Program and the separate account(s) listed on Attachment 1; and (B) its clients participating in the Nationwide Best of America Wrap Program, respectively. Company agrees to provide or to cause its subsidiaries to provide FDC with additional documentation supporting this representation as FDC may reasonably request. Company further agrees to permit or to cause its subsidiaries to permit FDC or FDC’s employee representatives to review such documentation as reasonably necessary to determine that Average Daily Pensions Assets, Average Daily New Pension Assets, and Average Daily Wrap Assets have been calculated in accordance with this Agreement.

3. Invoicing. To receive payment under Section 1(b)(iv), Broker-Dealer will provide to FDC, within 45 days following the end of the calendar quarter, an invoice via certified or overnight mail signed for by FDC or via email to a mutually agreed upon email address containing the amount of Average Daily New Pension Assets (“Invoice”). You agree to provide FDC with such additional documentation supporting the Invoice as FDC may reasonably request. To the extent permitted by applicable law, you further agree to permit FDC or FDC’s employee representatives, upon advance written notice mutually agreed to by FDC and Broker-Dealer, to audit such records as are reasonably necessary to determine that the Average Daily New Pension Assets, as indicated on the Invoice, have been calculated in accordance with Section I (b)(iv) of this Supplement. Notwithstanding the foregoing, no payment will be made under Section I (b) until the Invoice is received.

4. Amendment/Termination. We may amend any provision of this Supplement by giving you written notice of the Amendment. This Supplement shall terminate automatically upon termination of the Agreement. In addition, either party hereto may terminate this Supplement upon written notice to the other party.

NATIONWIDE INVESTMENT SERVICES CORPORATION		FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Karen R. Colvin	By:	/s/ KEN
Name:	Karen R. Colvin	Name:	KEN
Title:	Vice President	Title:	EU

For Internal Use Only:

Effective Date: 1-1-2007

Attachment 1

Separate Account(s) Nationwide Qualified Plans Variable Account	Corresponding Contract(s) Qualified Plans Variable Group Annuity Contract

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND

WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

This will Supplement the SELLING DEALER AGREEMENT (the “Agreement”) between NATIONWIDE INVESTMENT SERVICES CORPORATION (“Broker-Dealer” or “you”) and FIDELITY DISTRIBUTORS CORPORATION (“we” or “us”) dated January 2, 1997, as amended. This Supplement is effective as of the Effective Date below. Terms used in this Supplement and not defined herein are used with the meanings given them in the Agreement. Except as expressly provided herein, all provisions of the Agreement shall remain in effect. With respect to the Agreement, the parties further agree that:

1.	For purposes of this Supplement, the following terms shall be defined:

(a) “Retail Fund” means the Fidelity Retail Fund Portfolios listed on Schedule B of the Selling Dealer Agreement, but excluding assets held in those Retail Fund Portfolios listed on Exhibit 1 hereto.

(b) “Omnibus Accounts” means: (1) any single account registered in the name of Broker-Dealer or its nominee name for its employee benefit plan clients holding shares of Retail Funds and coded by us as an Omnibus Account; (2) any account registered directly in your employee benefit plan client’s name holding shares of Retail Funds and coded by us as an omnibus account; and (3) each single account registered in the name of your insurance company affiliate(s) (individually, an “Affiliate”, and collectively, the “Affiliates”) or its Affiliate’s nominee name for its employee benefit plan clients holding shares of Retail Funds and coded by us as an omnibus account.

(c) “Average Daily Assets” for any time period means the sum of the daily net assets invested by you on behalf of your employee benefit plan clients through Omnibus Accounts under the Agreement in Retail Funds for each calendar day in such period divided by the number of calendar days in such period.

2.	Fee. Pursuant to Section 3 of the Agreement, we will pay to you the following, and only the following, fees with respect to shares of the Retail Funds sold under the Agreement:

(a) Fees, if any, on sales of Retail Fund shares as provided in Section 3(a) of the Agreement.

(b) Under the Retail Funds’ Plans, and to the extent you provide services to your customers who hold shares of such Retail Funds under the terms of the Plans, the following fees:

Following the end of each calendar quarter, [**] (i.e., [**] bps annual rate) multiplied by Average Daily Retail Assets for the subject quarter multiplied, by the number of calendar days in the subject quarter and divided by the number of calendar days in the year.

In the event that the Agreement or this Second Supplement is terminated, for the calendar quarter in which such termination occurs, Average Daily Retail Assets shall be calculated with respect to the calendar quarter through and including the date of termination (the “Stub Period”), and you shall receive a payment equal to [**] (i.e. [**]10 bps annual rate) multiplied by Average Daily Retail Assets for the Stub Period multiplied by the number of calendar days in the Stub Period and divided by the number of calendar days in the year in which termination occurs. Notwithstanding the foregoing, you shall be entitled to no fee with respect to the Stub Period in the event of a termination pursuant to Section 10(b) of the Agreement.

All fees payable pursuant to this Second Supplement are subject to the terms and conditions set forth in the then current Prospectus(es) of the Retail Funds, the Agreement and, in the case of fees paid pursuant to Paragraph 2(b) of this Supplement, the Plans.

3. Amendment/Termination. We may amend any provision of this Supplement by giving you written notice of the Amendment. This Supplement shall terminate automatically upon termination of the Agreement. In addition, either party hereto may terminate this Supplement upon written notice to the other party.

4. Representation By Broker-Dealer.: In the event that you are acting in a fiduciary capacity on behalf of any of the customers to whom you will make available Portfolio shares pursuant to the Agreement, you represent that you have reviewed with competent legal counsel the receipt of the fees under the Agreement and Supplement and that you have been advised by such counsel that receipt of such fees is permissible under applicable law.

NATIONWIDE INVESTMENT SERVICES CORPORATION		FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Karen R. Colvin	By:	/s/ Bill Loehning
Name:	Karen R. Colvin	Name:	Bill Loehning
Title:	Vice President	Title:	Executive Vice President

For Internal Use Only:—

Effective Date: April 1, 2007

Exhibit

Retail Funds excluded from calculation of “Average Daily Retail Assets”

Names	Cusip	Names	Cusip

Fidelity Muni Money Market Fidelity Interred Muni Income Fund	316048107 31638R204	Fidelity New York AMT Tax Free MM Fidelity New Jersey AMT Tax Free MM	316337500 316048206
Fidelity Municipal Income	316089507	Fidelity Mass AMT Tax Free MM	315902304
Fidelity U.S, Gov’t Reserves	316462100	Fidelity FL Municipal Income Fund	316089705
Fidelity Cash Reserves	316067107	Fidelity MD Municipal Income Fund	316448604
Fidelity MA Municipal Income	315902205	Fidelity AZ Municipal Income Fund	316448885
Fidelity NY Municipal Income	316337203	Spartan Investment Grade Bond	316069608
Fidelity MI Municipal Income Fund	316412204	Spartan Government Income	316146307
Fidelity MN Municipal Income Fund	316412303	Fidelity Money Market Fund	31617H201
Select Money Market Fidelity OH Municipal Income Fund	316390814 316412105	Fidelity California AMT Tax Free MM Fidelity Government Money Market	316061407 31617H102
Fidelity Tax Free Bond	316128503	Fidelity AMT Tax-Free MM Fund	316448406
Fidelity CA Municipal Income Fund	316061209	Spartan U.S. Equity Index Fund	315911206
Spartan 500 Index Fund	315912204	Fidelity U.S. Bond Index Fund	315911107
Fidelity Four-in-One Index Fund	31634R109	Fidelity Composite Fund	315912709
Spartan Total Market Index Fund	315911404	Nasdaq Index Tracking Stock	315912808
Spartan Extended Market Index Fund	315911503	Spartan 500 Index Fund - Fidelity Adv	315912824
Spartan International Index Fund	315911502	Spartan Ttl Market Index Fund -Adv	315911800
Fidelity PA Municipal Income Fund	316344209	Spartan Ext Market Index Fund - Adv	315911883
Fidelity Short-Inter Muni Inc Fund	316203207	Spartan International Index Fund - Adv	315911875
Fidelity CT Municipal Income Fund	316089101	Spartan U.S. Equity Index Fund -Adv	315911701
Fidelity US Treasury MM	31617H300	Fid CA Short-Interred Tax-Free Bd	316061852
Fidelity NJ Municipal Income	316089200	Spartan Long-Term Trees Bd Index	315911826
Fidelity AZ Municipal Money Market Fund	316450105	Spartan Short-Term Trees Bd Index Adv	315911859
Fidelity CT Municipal Money Market Fund	316089408	Fidelity CA Municipal Money Market Fund	316061100
Fidelity Managed Income Portfolio	111111111	Fidelity FL Municipal Money Market Fund	316090109
Fidelity NJ Municipal Money Market Fund	316089309	Fidelity MI Municipal Money Market Fund	316201508
Fidelity PA Municipal Money Market Fund	316344100	Fidelity OH Municipal Money Market Fund	316203108
Spartan Intermediate Tress Bond Index	315911842	Spartan Intermediate Trees Bond Index Adv	315911834
Spartan Short-Term Trees Bd Indx	315911867	Spartan Long-Term Tress Bd Indx - Adv	315911818
Fidelity NY Municipal Money Market Fund	316337104	Fidelity MA Municipal Money Market Fund	315902106

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT

MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Dear Valued Client:

I’m pleased to let you know about some pricing changes within our Fidelity Advisor fixed-income funds that we believe will be advantageous to our clients. These modifications effectively bring our pricing structure h line with industry standards and — for Class A shares — make the 12b-1 fee equivalent for equity and bond funds.

For the funds listed below, these pricing modifications affect Class A and Class T shares. In addition, there are four changes that apply to Fidelity Advisor Floating Rate High Income Fund as a whole.

The new pricing structure will go into effect on April 1, 2007, with the exception of the management fee reduction for Fidelity Advisor Floating Rate High Income Fund, which was effective as of February 1, 2007. Here is a summary of the c

Class A shares

•	12h-1 is increased from [**] to [**] basis points.

•	Sales loads are reduced by between [**] and [**] basis points (depending on the breakpoint).

•	Saks loads retained by Fidelity are reduced from [**] to [**] basis points, in most instances.

Class T shares

•	Sales loads are increased by up to [**] basis points (depending on breakpoint) to match changes made to Class A.

•	Sales loads retained by Fidelity are reduced from [**] to [**] basis points, in most instances.

Additional changes for Fidelity Advisor Floating Rate High Income Fund

•	Management fee is reduced by [**] basis points, effective February 1, 2007.

•	CDSC ends after the 12th rather than the 15th month.

•	Beginning of trail payments is changed to fall on the 13th instead of the 16th month.

•	12b-1 fee on Class C is increased from 80 to 100 basis points.

The restructuring applies to the following Fidelity Advisor bond funds:

FA California Municipal Income	FA Investment Grade Bond
FA Emerging Markets Income	FA Mortgage Securities
FA Floating Rate High Income	FA Municipal Income
FA Government Income	FA New York Municipal Income
FA High income	FA Short-Intermediate Municipal Income
FA High Income Advantage	FA Strategic Income
FA Inflation-Protected Bond	FA Strategic Real Return
FA Intermediate Bond	FA Total Bond
FA Intermediate Municipal Income

Fidelity Investments

Institutional Services Company, Inc.

This list includes all Fidelity Advisor taxable, municipal, and high yield bond funds except Fidelity Advisor Short Fixed-Income and Fidelity Advisor Ultra-Short Bond Funds.

Please give your Fidelity representative a call for more details about these important changes.

Institutional Insurance 800-544-1916

Trust Institutions 800-533-8827

Sincerely,

Bill Loehning

Executive Vice President

Fidelity Investments Institutional Services Company Inc.

For investment professional use only. Not for distribution to the public in oral or written form.

In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.

Not FDIC insured. May lose value. No bank guarantee.

Not NCUA or NCUSIF insured. May lose value. No credit union guarantee.

Before investing, have your client consider the funds’ investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus containing this information. Have your client read it carefully.

SECOND AMENDMENT TO

SELLING DEALER AGREEMENT

This Amendment (“Amendment”) dated as of February 5, 2009, is by and among Nationwide Investment Services Corporation (“Broker-Dealer”) and Fidelity Distributors Corporation (“Fidelity”) (collectively, the “Parties”). This Amendment amends the Selling Dealer Agreement (the “Agreement”), dated January 2, 1997.

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, the Agreement is amended as follows:

1.	The following is hereby added to the Agreement as Section 3(e):

Each party may disclose that it has entered into this Agreement. Further, each party may disclose any fees payable to Broker-Dealer under this Agreement.

2.	All notices shall be sent to the following address for Broker-Dealer:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE INVESTMENT SERVICES CORPORATION

By:	Karen R. Colvin
Title:	AVP – NF Investment Offerings

FIDELITY DISTRIBUTORS CORPORATION

By:
Title:

(Page 2 of 3)

02/25/2010 14:45 FAX	002/003

AMENDMENT TO THE

SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

(RETAIL FUNDS)

THIS AMENDMENT to the SUPPLEMENT TO SELLING DEALER AGREEMENT (-Supplement”) between FIDELITY DISTRIBUTORS CORPORATION (“we” or “FDC”) and NATIONWIDE INVESTMENT SERVICES CORPORATION dated April I, 2007 (“Broker-Dealer” or you”) and is effective as of January 1, 2010. Terms used herein and not defined herein are used with the meanings given them in the Selling Dealer Agreement (“Agreement’) or the Supplement.

WITNESSETH:

WHEREAS, pursuant to Paragraph 3 of the Supplement, FDC may amend any provision of the Supplement by providing you with written notice of the Amendment; and

WHEREAS, FDC hereby desires to amend the Supplement in accordance with the terms of this Amendment; and

WHEREAS, FDC hereby gives written notice to you of the following amendment to the Supplement

NOW, THEREFORE, the Supplement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended in its entirety and replaced with the attached Schedule A.

2,	Except as expressly provided herein, all provisions of the Supplement remain in effect.

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:	Thomas J. Corra
Title:	Chief Administrative Officer

(Page 3 of 3)

02/25/2010 14:46 FAX	003/003

Schedule A

Retail Funds excluded from calculation of “Average Daily Assets”:

Fidelity Money Market Funds

Fidelity Index Funds

This Schedule A is subject to change at any time.

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

FIRST SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

(ADVISOR FUNDS)

THIS FIRST AMENDMENT (“Amendment”) to the AMENDED AND RESTATED FIRST SUPPLEMENT TO SELLING DEALER AGREEMENT (“First Supplement”) dated January 1, 2007, between FIDELITY DISTRIBUTORS CORPORATION (“we” or “FDC”) and NATIONWIDE INVESTMENT SERVICES CORPORATION (“Broker-Dealer” or “you”) and is effective as of February 1, 2012. Terms used herein and not defined herein are used with the meanings given them in the Selling Dealer Agreement (“Agreement”) dated January 2, 1997, or the First Supplement.

WITNESSETH:

WHEREAS, pursuant to Paragraph 4 of the First Supplement, FDC may amend any provision of the First Supplement by providing you with written notice of the Amendment; and

WHEREAS, FDC hereby desires to amend the First Supplement in accordance with the terms of this Amendment; and

WHEREAS, FDC hereby gives written notice to you of the following amendment to the First Supplement;

NOW, THEREFORE, the First Supplement is hereby amended as follows:

1. The definition of the “Average Daily New Pension Assets in Section 1 b (iv) is hereby deleted in its entirety and replaced with the following:

Beginning January 1, 2012, “Average Daily New Pension Assets” for any time period means the sum of the daily net assets invested under the Agreement in (1) Class I shares of the Advisor Funds (2); the Class A shares of the Advisor Funds on behalf of your clients participating in the Nationwide Trust Company Retirement Program; and (3) in Class A of the Advisor Funds on behalf of the separate account(s) listed on Attachment 1, for each calendar day in such period divided by the number of calendar days in such period.

2. The following section is hereby incorporated in the First Supplement:

FDC recognizes that Broker-Dealer incurs certain expenses relating to offering Funds through Nationwide Trust Company, FSB, (a division of Nationwide Bank). If FDC has Funds participating through Nationwide Trust Company, FSB, FDC agrees to pay a $1,500 set up fee, per fund. Broker-Dealer will invoice FDC for this fee.

3. Except as expressly provided herein, all provisions of the First Supplement remain in effect.

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:
Title:

NATIONWIDE INVESTMENT SERVICES CORPORATION

By:
Name:	Steven D. Pierce
Title:	Associate Vice President, NIA Operations and Third Party Relations

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL

AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED

SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

(ADVISOR FUNDS)

This will Supplement the SELLING DEALER AGREEMENT (the “Agreement”) between NATIONWIDE INVESTMENT SERVICES CORPORATION (“Broker-Dealer”) and FIDELITY DISTRIBUTORS CORPORATION (“FDC”) dated January 2, 1997, as amended. Terms used in this Supplement and not defined herein are used with the meanings given them in the Agreement. This Supplement is effective as of April 1, 2014, and entirely replaces the First Supplement to Nationwide Investment Services Corporation Selling Dealer Agreement effective January 1, 2007. Except as expressly provided herein, all provisions of the Agreement remain in effect. With respect to the Agreement, the parties further agree that:

1. Fee. Pursuant to Section 3 of the Agreement, we will pay to you the following, and only the following, fees with respect to shares of the Portfolios sold under the Agreement:

(a) Fees, if any, on sales of Portfolio shares as provided in Section 3(a) of the Agreement.

(b) Under the Portfolios’ Plans, and to the extent you provide services to your customers who hold shares of such Portfolios under the terms of the Plans, the following fees:

(i)

For those of the Portfolios which have adopted a Plan providing for payments out of the assets of the Portfolios, such payments out of the assets of the Portfolios as are provided in the then current Prospectus(es) for the Portfolios in accordance with Section 3(b) of the Agreement.

(ii)

Following the end of each calendar quarter, an amount equal to a) [**] (i.e., [**] bps annual rate) multiplied by the amount of Average Daily Pension Assets, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year; plus

(iii)

[**] (i.e., [**] bps annual rate) multiplied by the amount of Average Daily Retirement Assets, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year; plus

(iv)

[**] (i.e., [**] bps annual rate) multiplied by the amount of Average Daily Pension New Assets upon receipt of an invoice as described in Paragraph 3 below, multiplied by the number of calendar days in the subject quarter and divided by the number of calendar days in the year.

For purposes of this Supplement, the following terms shall have the following meanings:

“Average Daily Pension Assets” for any time period means the sum of the daily net assets invested under the Agreement in Fidelity Advisor Fund Portfolios (“Advisor Funds”) on behalf of your clients participating in the Nationwide Trust Company Retirement Program and the Nationwide Qualified Plan Variable Account in Class A of the Advisor Funds for each calendar day in such period divided by the number of calendar days in such period.

“Average Daily Retirement Assets” any time period means the sum of the daily net assets invested under the Agreement in Fidelity Advisor Fund Portfolios (“Advisor Funds”) on behalf of your clients participating through Nationwide Retirement Solutions, Inc., and its subsidiaries and affiliates, in Class A, I and T of the Advisor Funds, for each calendar day in such period divided by the number of calendar days in such period.

“Average Daily New Pension Assets” for any time period means the sum of the daily net assets invested under the Agreement in (1) Fidelity Advisor Fund Portfolios (“Advisor Funds”) inserted in Plans on behalf of your clients participating in the Nationwide Trust Company Retirement Program and the Nationwide Qualified Plan Variable Account in Class A of the Advisor Funds effective January 1, 2007; (2) in Class I of the Advisor Funds inserted in Plans on behalf of your clients participating in the Nationwide Trust Company Retirement Program and the Nationwide Qualified Plan Variable Account as of January 1, 2012; and (3) in class T of the Advisor Funds inserted in Plans as of April 1, 2014 on behalf of your clients participating in the Nationwide Trust Company Retirement Program and the Nationwide Qualified Plan Variable Account for each calendar day in such period divided by the number of calendar days in such period.

(v)

In the event that the Agreement or this Supplement is terminated, for the calendar quarter in which such termination occurs, Average Daily Pensions Assets, Average Daily Retirement Assets and Average Daily New Pension Assets shall be calculated with respect to the calendar quarter through the date of termination (the “Stub Period”), and you shall receive a payment equal to:

•	[**] multiplied by Average Daily Pension Assets for the Stub Period; plus

•	[**] multiplied by Average Daily New Pension Assets for the Stub Period; plus

•	[**] multiplied by Average Daily Retirement Assets for the Stub Period; plus multiplied, in each case, by the number of calendar days in the Stub Period and divided by the number of calendar days in the year in which termination occurs. Notwithstanding the foregoing, you shall be entitled to no fee with respect to the Stub Period in the event of a termination pursuant to Section 10(b) of the Agreement. All fees payable pursuant to this Supplement are subject to the terms and conditions set forth in the then current Prospectus(es) of the Portfolios, the Agreement and, in the case of fees paid pursuant to Paragraph (b) of this Supplement, the Plans.

2. Fidelity DART Dealer Code / Branches. Company shall purchase shares of the Advisor Funds for: (A) Average Daily Pension Assets and Average Daily New Pension assets through Fidelity DART Dealer Code: 561 / Branch: PENSNS and Average Daily Retirement Assets through Fidelity DART Dealer Code: 561 / Branch: RETMT. Company represents that it shall use said Fidelity DART Dealer Code and Branches solely for purchases of shares of the Advisor Funds for its clients participating in the Nationwide Trust Company Retirement Program and the Nationwide Qualified Plan Variable Account. Company agrees to provide or to cause its subsidiaries to provide FIIOC with additional documentation supporting this representation as FIIOC may reasonably request. Company further agrees to permit or to cause its subsidiaries to permit FIIOC or FIIOC’s representatives to review such documentation as reasonably necessary to determine that Average Daily New Pension Assets have been calculated in accordance with this Agreement.

3. Set-Up Fee. FDC recognizes that Broker-Dealer incurs certain expenses relating to offering Funds through Nationwide Trust Company, FSB, (a division of Nationwide Bank). If FDC has Funds participating through Nationwide Trust Company, FSB, FDC agrees to pay a $1,500 set-up fee, per fund. Broker-Dealer will invoice FDC for this fee.

4. Invoicing. The Average Daily New Pension Assets set forth in 1(b)(iv) above are payable by FIIOC upon receipt of an invoice in a mutually agreed upon format to FIIOC by Company within 45 days from the end of each calendar quarter. In no event shall such invoice be received by FIIOC later than ninety (90) days from the end of the calendar quarter for Company to be guaranteed payment for any calendar quarter. Company agrees to provide FIIOC with such additional documentation supporting its fees hereunder as FIIOC may reasonably request. FIIOC will rely solely on Company’s invoice for payment. If Company discovers an invoicing error, Company shall notify FIIOC promptly but in no event later than 90 days after invoice has been submitted to FIIOC for payment. FIIOC is under no obligation to adjust nor will be liable for errors in payment after such time period. In the event that FIIOC discovers a discrepancy in the Company’s calculation, FIIOC shall pay the undisputed amount upon receipt of the invoice and will notify Company of such dispute, the parties agree to work together in good faith to resolve the dispute.

5. Amendment/Termination. We may amend any provision of this Supplement by giving you written notice of the Amendment. This Supplement shall terminate automatically upon termination of the Agreement. In addition, either party hereto may terminate this Supplement upon written notice to the other party.

This Supplement is effective as of the date written below. Except as expressly provided herein, all provisions of the Agreement remain in effect.

NATIONWIDE INVESTMENT SERVICES CORPORATION		FIDELITY DISTRIBUTORS CORPORATION

By:		By:
Name:	Terry C. Smetzer	Name:
Title:	Associate Vice President	Title:

3rd AMENDMENT TO THE

SUPPLEMENT TO

NATIONWIDE INVESTMENT SERVICES CORPORATION

SELLING DEALER AGREEMENT

(RETAIL FUNDS)

THIS 3rd AMENDMENT to the SUPPLEMENT TO SELLING DEALER AGREEMENT (“Supplement”) between FIDELITY DISTRIBUTORS CORPORATION (“we” or “FDC”) and NATIONWIDE INVESTMENT SERVICES CORPORATION (“Broker-Dealer” or “you”) dated April 1, 2007 and is effective as of July 1, 2014. Terms used herein and not defined herein are used with the meanings given them in the Selling Dealer Agreement (“Agreement”) or the Supplement.

WITNESSETH:

WHEREAS, pursuant to the terms of the Supplement, FDC may amend any provision of the Supplement by providing you with written notice of the Amendment; and

WHEREAS, FDC hereby desires to amend the Supplement in accordance with the terms of this Amendment; and

WHEREAS, FDC hereby gives written notice to you of the following amendment to the Supplement;

NOW, THEREFORE, the Supplement is hereby amended as follows:

1.	The following is hereby added as the last sentence to the “Fee” section of the Supplement:

“All payments made under this Supplement shall exclude Class “K” shares of the Retail Funds.”

2.	Except as expressly provided herein, all provisions of the Supplement remain in effect.

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:	Robert Bachman
Title:	Executive Vice President